UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1 to Current Report)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2007

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2231986
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4295 San Felipe Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No. 1 on Form 8-K/A amends and restates in its entirety the Current Report on Form 8-K dated January 31, 2007 and filed by Prosperity Bancshares, Inc. on February 2, 2007.

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2007, Prosperity Bancshares, Inc. (“Prosperity”), a Texas corporation, Texas United Bancshares, Inc. (“Texas United”), a Texas corporation, and L. Don Stricklin entered into a Non-Competition, Non-Solicitation and Confidentiality Agreement (the “Non-Competition Agreement”) in lieu of an employment agreement with Prosperity.

Pursuant to the Non-Competition Agreement, Mr. Stricklin will receive $65,000 per year for two years and has agreed that for a period of two (2) years following the closing date of the Merger, he will not, among other things, directly or indirectly, (i) compete or engage, anywhere in the geographic area comprised of the fifty (50) mile radius surrounding any Prosperity banking center, or any other banking center operated or owned directly or indirectly by Prosperity, in a business similar to that of Prosperity, or (ii) call on, service or solicit competing business from former customers of Texas United or its subsidiaries or customers of Prosperity or its subsidiaries. Mr. Stricklin also agreed that for a period of five (5) years following the closing date of the Merger, he will not directly or indirectly (a) call on, solicit or hire any current or past employee of Texas United or Prosperity or any of their respective subsidiaries or (b) induce any employee of Texas United or Prosperity or any of their respective subsidiaries to terminate employment.

The foregoing summary of the Non-Competition Agreement is not complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 31, 2007, Prosperity, the parent company of Prosperity Bank, El Campo, Texas, acquired Texas United, the parent company of GNB Financial, n.a., Gainesville, Texas (“GNB Financial”), Gateway National Bank, Dallas, Texas (“Gateway”), Northwest Bank, Roanoke, Texas (“Northwest”) and State Bank, La Grange, Texas (“State Bank”) pursuant to the terms of an Agreement and Plan of Reorganization dated July 18, 2006, as amended (the “Merger”). Immediately after the Merger, each of GNB Financial, Gateway, Northwest and State Bank was merged with and into Prosperity Bank.

In connection with the Merger, Prosperity issued approximately 10,770,000 shares of its common stock to shareholders of Texas United in exchange for all outstanding shares of Texas United common stock. In addition, options to acquire shares of Texas United common stock granted under Texas United’s stock option plans were converted into an aggregate of 179,956 options to purchase shares of Prosperity common stock and approximately $409,00 in cash.

The press release issued by Prosperity announcing the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Agreement, the Board of Directors of Prosperity increased its number of directors by one (1) and appointed L. Don Stricklin, who was a member of the board of directors of Texas United prior to the consummation of the Merger. Mr. Stricklin was appointed as a Class I director effective as of the effective time of the Merger and will be nominated for election at Prosperity’s 2007 annual meeting of shareholders. As of the date of this filing, Mr. Stricklin has not been appointed to a committee of Prosperity’s Board of Directors, nor has it been determined when, if at all, any such appointment would be made. See Item 1.01 for a description of the Non-Competition, Non-Solicitation and Confidentiality Agreement between Prosperity and Mr. Stricklin.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The following unaudited financial statements of Texas United Bancshares, Inc. are included in Texas United Bancshares, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 as filed with the Securities and Exchange Commission on November 9, 2006 (File No. 0-49928):

Consolidated Balance Sheets as of September 30, 2006 and December 31, 2005

Consolidated Statements of Earnings for the three months and nine months ended September 30, 2006 and 2005

Consolidated Statements of Comprehensive Income for the three months and nine months ended September 30, 2006 and 2005

Consolidated Statements of Shareholders’ Equity for the year ended December 31, 2005 and the nine months ended September 30, 2006

Consolidated Statements of Cash Flows for the nine months ended September 30, 2006 and 2005

Notes to Consolidated Financial Statements

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) will be filed by amendment as soon as practicable within the time period specified in Item 9.01(a)(4) of Form 8-K.

(d)	Exhibits.

The following materials are filed as exhibits to this Current Report on Form 8-K:

2.1	Agreement and Plan of Reorganization, dated as of July 16, 2006, as amended, by and between Prosperity Bancshares, Inc. and Texas United Bancshares, Inc. (incorporated herein by reference to the Exhibit 2.1 to Prosperity’s Registration Statement on Form S-4 (Registration No. 333-138026)).

10.1	Non-Competition, Non-Solicitation and Confidentiality Agreement, dated as of January 31, 2007, by and between L. Don Stricklin, Texas United and Prosperity.

99.1	Press Release issued by Prosperity dated February 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.
(Registrant)

Dated: February 2, 2007	By:	/s/ Peter E. Fisher
Peter E. Fisher
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization, dated as of July 16, 2006, as amended, by and between Prosperity Bancshares, Inc. and Texas United Bancshares, Inc. (incorporated herein by reference to the Exhibit 2.1 to Prosperity’s Registration Statement on Form S-4 (Registration No. 333-138026)).

10.1	Non-Competition, Non-Solicitation and Confidentiality Agreement, dated as of January 31, 2007, by and between L. Don Stricklin, Texas United and Prosperity.

99.1	Press Release issued by Prosperity dated February 1, 2007.